Exhibit 99.1

FOR IMMEDIATE RELEASE

INVESTOR CONTACT
Julie Anderson, 214.932.6773
julie.anderson@texascapitalbank.com

MEDIA CONTACT
Shannon Wherry, 469.399.8527
shannon.wherry@texascapitalbank.com

FOR IMMEDIATE RELEASE

TEXAS CAPITAL BANCSHARES, INC. NAMES ROB C. HOLMES
CHIEF EXECUTIVE OFFICER AND PRESIDENT

DALLAS, October 27, 2020 -- Texas Capital Bancshares, Inc. (NASDAQ: TCBI), the parent company of Texas Capital Bank, N.A., collectively referred to herein as “Texas Capital Bank,” today announced that Rob C. Holmes has been appointed Chief Executive Officer, President and a member of the Board of Directors of both companies, effective January 24, 2021. Mr. Holmes succeeds Larry L. Helm, who has served as Executive Chair, CEO and President since May 2020. Mr. Helm will step down as CEO and President on January 24, 2021 and continue as Executive Chair of the Board for up to 90 days to facilitate a smooth transition of responsibilities. Mr. Helm will then return to his previous role as Non-Executive Chair of the Board.

Mr. Holmes worked for JPMorgan Chase & Co. and its predecessor firms since 1989, most recently serving as Global Head of Corporate Client Banking and Specialized Industries since 2011. During that time, he had end-to-end responsibility for the business, providing global treasury management services, credit and investment banking solutions to clients in North America, as well as select countries in Europe and Asia, to achieve their long-term corporate finance objectives. He is an experienced leader with strong strategic acumen, a data-driven approach and a demonstrated ability to successfully manage significant market challenges while mitigating risk and delivering top- and bottom-line performance improvement. Mr. Holmes also spent the better part of 20 years in the Corporate and Investment Bank, where he was responsible for advising clients on strategic alternatives and corporate finance executions in debt and equity markets in the retail and general industrials industries.

Mr. Helm said, “Today’s announcement is the result of a comprehensive search process, and the Board and I look forward to welcoming a leader of Rob’s caliber to Texas Capital Bank. Rob brings more than 30 years of experience and a proven record of driving innovation, building client relationships, developing talent and fostering a strong culture founded on collaboration, transparency and accountability. We are confident he is the right next leader to further expand our core banking franchise, return to strong earnings growth and drive long-term shareholder value. Further, Rob’s commitment to an entrepreneurial mindset and deep Texas roots make him a perfect fit to join the Texas Capital Bank team. I would also like to express my appreciation for all our Texas Capital Bank colleagues whose continued support, focus and commitment to meeting clients’ needs has been remarkable, especially during this challenging time.”

Mr. Holmes said, “I am honored to join Texas Capital Bank as CEO and lead the Company in its strategy for sustainable, long-term value creation. Texas Capital Bank has a unique market position, compelling franchise and world-class team to capture significant growth opportunity with current and potential entrepreneurs, business owners and private wealth clients. I have great respect for Texas Capital Bank’s 21-year history, high-performance culture and position as a leading regional bank. I look forward to working closely with the Board and management team as we capitalize on Texas Capital Bank’s strong foundation and position the Company for the future.”

James H. Browning, Lead Independent Director of the Board, added, “On behalf of the Board, I want to thank Larry for his extraordinary leadership, dedication and invaluable contributions to Texas Capital Bank as a Board member since 2006 and in his most recent roles. He has done tremendous work over the last several months in response to unprecedented events, including leading efforts to de-risk the Company’s portfolio and manage liquidity in response to the impact of the global pandemic while advancing diversity, equity and inclusion efforts consistent with the Company’s values. We will continue to benefit from his experience as we support a smooth transition for Rob.”

Egon Zehnder, a leading executive search firm, assisted the Board with its CEO search process.

About Rob C. Holmes

Prior to serving as head of JPMorgan’s Corporate Client Banking and Specialized Industries, Mr. Holmes was the co-head of JPMorgan’s North American Retail Industries Investment Banking practice and the head of Investment Banking for the southern region of the U.S. Mr. Holmes also shared oversight of the Commercial Banking Credit Markets business, which provides Asset Based Lending and other credit solutions, and of Business Transformation efforts for large, multinational corporations, delivering innovation that drives material improvements in the client experience for all critical business processes. Mr. Holmes was a member of the Commercial Banking Operating Committee and served on the Board of Managers of J.P. Morgan Securities LLC.

An active member of the local Dallas community, Mr. Holmes has historically served as a National Trustee for Boys & Girls Clubs of America and on the board of the Dallas Citizens Council. He currently serves on the Advisory Board of The University of Texas at Austin McCombs School of Business, as well as a member of the Development Board for the University and most recently an inaugural member of the executive committee. In addition, he is active on the board of the Baylor Health Care System Foundation. He is a long time member of the Salesmanship Club of Dallas, which owns and operates the Momentous Institute.

Mr. Holmes received a Bachelor of Arts degree in Economics from The University of Texas at Austin and holds a Master of Business Administration from Southern Methodist University.

About Texas Capital Bancshares, Inc.

Texas Capital Bancshares, Inc. (NASDAQ®: TCBI), a member of the Russell 2000® Index and the S&P MidCap 400®, is the parent company of Texas Capital Bank, a commercial bank that delivers highly personalized financial services to businesses and entrepreneurs. Headquartered in Dallas, the bank has full-service locations in Austin, Dallas, Fort Worth, Houston and San Antonio.

Forward Looking Statements

This communication may be deemed to include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding our financial condition, results of operations, business plans and future performance of Texas Capital Bancshares, Inc. These statements are not historical in nature and can generally be identified by such words as “believe,” “expect,” “estimate,” “anticipate,” “plan,” “may,” “will,” “forecast,” “could,” “projects,” “intend” and similar expressions. Because forward-looking statements relate to future results and occurrences, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. A number of factors, many of which are beyond our control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the credit quality of our loan portfolio, general economic conditions in the United States and in our markets, including the continued impact on our customers from volatility in oil and gas prices, the material risks and uncertainties for the U.S. and world economies, and for our business, resulting from the COVID-19 pandemic, expectations regarding rates of default and loan losses, volatility in the mortgage industry, our business strategies, and our expectations about future financial performance, future growth and earnings, the appropriateness of our allowance for loan losses and provision for credit losses, the impact of changing regulatory requirements and legislative changes on our business, increased competition, interest rate risk, new lines of business, new product or service offerings and new technologies. These and other factors that could cause results to differ materially from those described in the forward-looking statements, as well as a discussion of the risks and uncertainties that may affect our business, can be found in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and in other filings we make with the Securities and Exchange Commission. The information contained in this communication speaks only as of its date. Except to the extent required by applicable law or regulation, Texas Capital Bancshares, Inc. disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.

2